Exhibit 10.25

THIRD AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this February 14, 2013, by and between SILICON VALLEY BANK (“Bank”) and PEREGRINE SEMICONDUCTOR CORPORATION, a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of June 30, 2010 (as amended from time to time, including by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of April 22, 2011 and that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 30, 2011, as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.2 (Financial Statements, Reports, Certificates). Sections 6.2(a)-(d) of the Loan Agreement hereby are amended and restated in their entirety as follows:

“(a) Borrowing Base Reports. Within forty five (45) days after the last day of each quarter, (i) aged listings of accounts receivable and accounts payable (by invoice date) and (ii) perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment (the “Borrowing Base Reports”); provided, however, that aged listings of accounts payable will not be required if there are no outstanding Credit Extensions, but upon Borrower’s request for a Credit Extension thereafter, such listings will be required for the previous reporting period and quarterly thereafter.

(b) Borrowing Base Certificate. Within forty five (45) days after the last day of each quarter and together with the Borrowing Base Reports, a duly completed Borrowing Base Certificate signed by a Responsible Officer; provided, however, that a Borrowing Base Certificate will not be required if there are no outstanding Credit Extensions, but upon Borrower’s request for a Credit Extension thereafter, a Borrowing Base Certificate will be required for the previous reporting period and quarterly thereafter.

(c) Quarterly Financial Statements. As soon as available, but no later than forty five (45) days after the last day of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such quarter certified by a Responsible Officer and in a form acceptable to Bank (the “Quarterly Financial Statements”);

(d) Quarterly Compliance Certificate. Within forty five (45) days after the last day of each quarter and together with the Quarterly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the -financial covenants set forth in this Agreement and such other information as Bank shall reasonably request;”

2.2 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(i) of the Loan Agreement hereby is amended and restated in its entirety as follows:

“(i) Annual Projections. As soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year, annual financial projections approved by Borrower’s board of directors; and”

2.3 Section 6.6 (Operating Accounts). Effective as of December 1, 2012, Section 6.6 of the Loan Agreement hereby is amended and restated in its entirety as follows:

“6.6 Operating Accounts.

(a) Maintain its primary operating accounts with Bank and Bank’s Affiliates. Bank hereby acknowledges that, from and after December 1, 2012, it suspended the testing set forth in Section 6.6 of the Loan Agreement as in effect immediately prior to giving effect to the Third Amendment to Second Amended and Restated Loan and Security Agreement.

(b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such. Notwithstanding the foregoing, Borrower shall provide a Control Agreement in respect of that certain Account maintained at UBS (acct. no XXXXXXXXX        ) by no later than April 1, 2013.”

2.4 Section 6.7 (Financial Covenants). Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety as follows:

“6.7 Financial Covenants. Maintain at all times, to be tested as of the last day of each quarter, unless otherwise noted, on a consolidated basis with respect to Borrower:

(a) Tangible Net Worth. A Tangible Net Worth of at least the Base TNW Amount increasing annually as of the first (1st) day of each calendar year by (i) fifty percent of the gross proceeds received by Borrower from the sale of its equity securities received after the Second Amendment Effective Date and (ii) fifty percent (50%) of the prior twelve (12) months Net Income, beginning with the January 2013 measuring period.

(b) Liquidity Coverage. A ratio of (i) unrestricted cash plus Eligible Accounts to (ii) all Indebtedness owing from Borrower to Bank of at least 1.90 to 1.0.

(c) EBITDA. EBITDA, measured quarterly on a trailing nine (9) month basis of not less than (i) Nine Hundred Thousand Dollars ($900,000) for each quarterly measuring period from December 2012 through May 2013; (ii) One Million One Hundred Thousand Dollars ($1,100,000) for each quarterly measuring period from June 2013 through August 2013; (iii) One Million Three Hundred Thousand Dollars ($1,300,000) for each quarterly measuring period from September 2013 through November 2013; and (iv) One Million Five Hundred Thousand Dollars ($1,500,000) for each quarterly measuring period thereafter.”

2.5 Section 13 (Definitions). The following term and its respective definition hereby is added in its entirety to Section 13.1 of the Loan Agreement:

“Quarterly Financial Statements” is defined in Section 6.2(c).

2.6 Section 13 (Definitions). The following defined term in Section 13.1 of the Loan Agreement hereby is deleted in its entirety:

“Monthly Financial Statements”.

2.7 Exhibit E hereby is replaced with Exhibit E attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, hereby are ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date (and/or concurrently with this Amendment, as applicable) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrowers’ payment of all Bank Expenses incurred to date, which may be debited from any of Borrowers’ accounts with Bank.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused (his Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

SILICON VALLEY BANK	PEREGRINE SEMICONDUCTOR CORPORATION

By:	By:
Name:	Name:	Joel E. Keller
Title:	Title:	Controller

[Signature Page to Third Amendment to Second Amended and Restated Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		PEREGRINE SEMICONDUCTOR CORPORATION

By:		By:
Name:	David Huey	Name:
Title:	RM	Title:

[Signature Page to Third Amendment to Second Amended and Restated Loan and Security Agreement]

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	PEREGRINE SEMICONDUCTOR CORPORATION

The undersigned authorized officer of Peregrine Semiconductor Corporation (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements with Compliance Certificate	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate, A/R & A/P Agings, Inventory Report*	Quarterly within 45 days	Yes No
Annual Projections	FYE within 90 days	Yes No

Financial Covenant	Required	Actual		Complies

Maintain on a Quarterly Basis:

Minimum Tangible Net Worth	See Schedule I	$		Yes No

Minimum Liquidity Ratio	1.90:1.0		:1.0	Yes No

Minimum EBITDA	See Schedule I	$		Yes No

*	Borrowing Base Certificate and A/P Agings will not be required if there are no outstanding Credit Extensions, but upon Borrower’s request for a Credit Extension thereafter, such items will be required for the previous reporting period and quarterly thereafter.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

PEREGRINE SEMICONDUCTOR CORPORATION	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:
Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Tangible Net Worth (Section 6.7(a))

Required: At least the Base TNW Amount increasing annually as of the first (1st) day of each calendar year by (i) fifty percent of the gross proceeds received by Borrower from the sale of its equity securities received after the Second Amendment Effective Date and (ii) fifty percent (50%) of the prior twelve (12) months Net Income, beginning with the month ending January 31, 2013. “Base TNW Amount’ is (i) Twenty Five Million Dollars ($25,000,000) at all times from the Second Amendment Effective Date through June 30, 2012 and (ii) Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000) at all times thereafter.

Actual:

A.	Aggregate consolidated net worth of Borrower	$

B.	Aggregate value of intangible assets of Borrower	$

C.	Equity of Borrower that is transferred to long term liabilities associated with the annual accounting adjustment FAS 150	$

D.	Tangible Net Worth (line A minus line B plus line C)	$

Is line D equal to or greater that the amount required above?

No, not in compliance	Yes, in compliance

II.	Liquidity Ratio (Section 6.7(b))

Required: 1.90 to 1.0

Actual:

A.	Unrestricted cash	$

B.	Eligible Accounts	$

C.	Liquidity (line A plus line B)	$

D.	Indebtedness owing from Borrower to Bank	$

E	Liquidity Ratio (line C divided by Line D)	to 1.0

Is line E equal to or greater than 1.90 to 1.0?

No, not in compliance	Yes, in compliance

III.	EBITDA (Section 6.7(c))

Required: Trailing 9 month EBITDA of not less than (i) Nine Hundred Thousand Dollars ($900,000) for each quarterly measuring period from December 2012 through May 2013; (ii) One Million One Hundred Thousand Dollars ($1,100,000) for each quarterly measuring period from June 2013 through August 2013; (iii) One Million Three Hundred Thousand Dollars ($1,300,000) for each quarterly measuring period from September 2013 through November 2013; and (iv) One Million Five Hundred Thousand Dollars ($1,500,000) for each quarterly measuring period thereafter.

Actual:

A.	Earnings	$

B.	Income Taxes	$

C.	Depreciation	$

D.	Amortization	$

E	Stock Based Compensation Expense	$

F	EBITDA (Line A plus line B plus line C plus line D plus line E)	$

Is line F equal to or greater than the amount required above?

No, not in compliance	Yes, in compliance